UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                              January 25, 2007

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

4 Townsend West, Suite 17,  Nashua, New Hampshire   03063

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
Compensatory Arrangements of Certain Officers.

On January 25, 2007, our Board of Directors, upon the recommendation of the Compensation Committee of our Board, approved the payment of the following fiscal year 2006 cash bonuses to our executive officers: Kenneth Ferry, our Chief Executive Officer - $175,000; Jeffrey Barnes, our Senior Vice President of Sales - $90,000; Stacey Stevens, our Senior Vice President of Marketing and Strategy - $70,000; Darlene Deptula-Hicks, our Executive Vice President of Finance and Chief Financial Officer - $35,000 and Jonathan Go, our Senior Vice President of Research and Development - $15,000. These cash bonuses will be paid after the filing of our Form 10-K for the fiscal year ended December 31, 2006. In addition, the amount of the Incentive Bonus that Ms. Stevens is eligible to receive under her employment agreement during the year ending December 31, 2007 was increased to an amount equal to 40% of her annual base salary for that year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

	By:	/s/ Darlene M. Deptula-Hicks
Name: Darlene M. Deptula-Hicks Title: Executive Vice President of Finance and Chief Financial Officer

Date: January 31, 2007